BYLAWS
OF
USLIFE INCOME FUND, INC.

AMENDED AND RESTATED JANUARY 18, 2000


ARTICLE I

OFFICES


	Section 1.	The principal office shall be in the City of
Baltimore,    State of Maryland.

	Section 2.	The Corporation shall also maintain an office at
2929 Allen Parkway, Houston, Texas, 77019, and may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.


ARTICLE II

MEETINGS OF STOCKHOLDERS



	Section 1.	Meetings of stockholders shall be held at the
office of the Corporation in Houston, Texas, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

	Section 2.	The Board of Directors shall call an annual
meeting of the stockholders of the Corporation, on such date as may be fixed by the Board of Directors, in any year in which the Investment Company Act of 1940 requires that the stockholders of the Corporation
(1) elect Directors, (2) approve an investment advisory agreement, or (3) ratify the selection of independent public accountants. The Directors shall also call an annual meeting of the stockholders in any year when such meeting shall be required to comply with any other Federal or State law, or regulations thereunder.

	Section 3.	At any time in the interval between annual
meetings, special meetings of the stockholders may be called by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, by the President, or by the Board of Directors.

	Section 4.	Special meetings of stockholders shall be called
by the Secretary upon the written request of the holders of not less than a majority of all shares entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted upon thereat. Any such special meeting called at the request of stockholders shall be held not less than thirty (30) and not more than ninety (90) days after receipt of the request, on such date and at such time and place as may be designated by the Board of Directors.

	Section 5.	Not less than ten (10) nor more than ninety (90)
days before the date of each stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her mailing address as it appears on the records of the Corporation, with postage thereon prepaid.

	No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

	Section 6.	Business transacted at any special meeting of
stockholders shall be limited to the purposes stated in the notice.

	Section 7.	At any meeting of stockholders, the presence in
person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under any statute or under the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

	Section 8.	The Board of Directors may set a record date or
direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the record date or the closing of the stock transfer books shall be at least ten (10) days before the date of the meeting.

	Section 9.	A majority of the votes cast at a meeting of the
stockholders, duly called and at which a quorum is present, shall be sufficient to take any action on any matter which may properly come before the meeting, except that the vote of at least 75% of the stockholders, in addition to any vote of the Board of Directors as may be required by law or by the Bylaws, shall be necessary to effect any of the following actions: (a) any amendment to the Articles of Incorporation to convert the Corporation from a closed-end investment company form to an open-end investment company form (as such terms are defined in the Investment Company Act of 1940); (b) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets; or (c) any Business Combination.

	Business Combination shall mean the following: (a) any merger or consolidation of the Corporation with or into any other person; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business; (c) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any shares of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) excluding sales of any shares of the Corporation in connection with a public offering thereof.


	Section 10.	At all meetings of stockholders every stockholder
of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. A stockholder may authorize another person to act as proxy by transmitting or authorizing the transmission of a telegram, cablegram, datagram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm or proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. A copy, facsimile telecommunication or other reliable writing or transmission of a proxy may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

	Section 11.	At any meeting of stockholders at which Directors
are to be elected, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.
	The Chairman of the meetings may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

	Section 12.	At all such meetings of the stockholders, all
proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Chairman of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless Inspectors of Election shall have been appointed as provided in Section 11, in which event, such Inspectors of Election shall decide all such questions.

	Section 13.	Stockholders may participate in a meeting by
means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

	Section 14. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this
Section 14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 14.

	In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

	To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not more than one-hundred twenty (120) nor less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

	To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class and series and the number of shares of each class and series of stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 14 to the contrary, a stockholder intending to nominate one or more persons for election as a Director at an annual or special meeting must comply with Article II, Section 15 of these Bylaws for such nomination or nominations to be properly brought before such meeting.

	No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 14, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 14 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

	Section 15. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 15.

	In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

	To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not more than one-hundred twenty (120) nor less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

	To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and series and the number of shares of each class and series of stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

	No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


ARTICLE III

BOARD OF DIRECTORS


	Section 1.	Except as otherwise provided by operation of law,
by the Articles of Incorporation, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all powers of the Corporation shall be exercised by or under the authority of, the Board of Directors.

	Section 2.	By vote of a majority of the entire Board of
Directors, the number of Directors may be increased or decreased from time to time, but such number shall not be less than three (3) nor more than twenty (20), and the tenure of office of a Director shall not be affected by any decrease in the number of Directors so made by the Board of Directors. The Board of Directors shall be divided into three classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors.
The term of office of the first class shall expire on the date of the annual meeting of stockholders held in 1999. The term of office of the second class shall expire one year thereafter. The term of office of the third class shall expire two years thereafter. Upon expiration of the term of office in each class as set forth above, the number of Directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the Directors whose terms of office expire. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III, and each Director elected shall hold office until his successor is duly elected and qualifies, or until his earlier resignation, death, or removal. Any vacancy created by an increase in Directors may be filled in accordance with Section 3 of this Article III. Directors need not be stockholders.

	Section 3.	Subject to the provisions of the Investment
Company Act of 1940, as amended, any vacancy occurring on the Board of Directors for any cause may be filled only by the affirmative vote of a majority of the directors in office, even if the remaining directors do not constitute a quorum. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until his successor is duly elected and qualifies, or until his earlier resignation, death or removal. The Board may not elect any Director to fill any vacancy as provided herein unless immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall be those named in the Articles of Incorporation or shall have been elected to such office at an annual or special meeting of stockholders. If at any time less than a majority of the Directors in office shall consist of Directors elected by holders of outstanding voting securities, a meeting of the stockholders shall be called forthwith, and in any event within sixty (60) days (unless the Securities and Exchange Commission shall by order extend such period), for the purposes of electing Directors to fill any existing vacancies in the Board of Directors.

	Section 4.	At  any meeting of stockholders, duly called and at
which a quorum is present, and, in the case of a special meeting of stockholders, if notice thereof is included in the notice of such special meeting, the stockholders may, by the affirmative vote of the holders of two-thirds of the votes entitled to be cast thereon, remove for cause any Director or Directors from office. Directors may not be removed from office without cause.

	Section 5.	Regular meetings of the Board of Directors may
be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine.

	Section 6.	Regular meetings of the Board of Directors may
be held at such time and place as shall from time to time be determined by the Board of Directors.

	Section 7.	Special meetings of the Board may be called at
any time by the Chairman of the Board of Directors, if one be appointed, or by the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the Directors or by any Vice Chairman of the Board of Directors. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

	Section 8.	Notice of the place and time of every meeting of
the Board of Directors shall be given to each Director orally or sent to him by telegraph, facsimile or by mail, or left at his residence or usual place of business not less than one (1) day before the date of the meeting. If mailed, such notice shall be deemed to be given four (4) business days after deposited in the United States mail addressed to the Director at his mailing address on the records of the Corporation, with postage thereon prepaid.

	Section 9.	At any meeting of the Board of Directors, a
majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

	Section 10.	Members of the Board of Directors or any
committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except any meeting to consider the entry into or renewal of any contract or agreement whereby any person agrees to serve as investment adviser or principal underwriter of the Corporation, or any meeting to select an independent public accountant for the preparation of any of the Corporation's financial statements.

	Section 11.	Any action required or permitted to be taken at
any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

	Section 12.	The Board of Directors may appoint one of its
members to serve as Chairman of the Board of Directors, and may appoint one or more of its members to serve as Vice Chairman of the Board of Directors. The Board of Directors also may appoint from among its members an executive committee and other committees composed of two or more Directors, and may delegate to such committees, any of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

	Section 13.	Directors may receive such compensation for their
services as may be fixed from time to time by resolution of the Board, and, in addition, may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including but not limited to attendance at regular or special meetings of the Board or of any committee thereof.


ARTICLE IV

NOTICES


	Section 1.	Notices to stockholders shall be in writing and
delivered personally or mailed to the stockholders at their mailing addresses appearing on the books of the Corporation, or such notice may be left at the stockholder's residence or usual place of business. Notice to stockholders by mail shall be deemed to be given at the time the same shall be mailed.

	Section 2.	Whenever any notice of the time, place or purpose
of any meeting of stockholders, Directors or committee is required to be given under the provisions of the statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.


ARTICLE V

OFFICERS


	Section 1.	The executive officers of the Corporation shall be
chosen by the Board of Directors as soon as may be practicable after the annual meeting of stockholders. Such officers shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the executive committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by statute or these Bylaws to be executed, acknowledged or verified by two or more officers.

	Section 2.	The term of office of all officers shall be one year
and until their respective successors are chosen and qualify, or until their earlier resignation, death or removal. Any officer may be removed from office at any time by the vote of a majority of the entire Board of Directors upon a finding that removal is in the best interest of the Corporation.

	Section 3.	The officers of the Corporation shall have such
powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the executive committee, if any.


ARTICLE VI

CERTIFICATES OF STOCK


	Section 1.	Shares of the stock of the Corporation may be
issued without certificates or, if directed by the Board of Directors, be issued in the form of a certificate or certificates which shall represent and certify the number and kind of class of shares owned by a stockholder in the Corporation. Any such certificate shall be in such form as the Board of Directors may from time to time prescribe.

	Section 2.	Shares of the stock of the Corporation shall be
transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

	Section 3.	The stock ledgers of the Corporation, containing
the name and mailing address of the stockholders and the numbers of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

	Section 4.	The Board of Directors may determine the
conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent, if any, against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.


ARTICLE VII

CUSTODIANSHIP


	All cash and securities owned by the Corporation shall be held by a bank or trust company of good standing, having a capital, surplus and undivided profits aggregating not less than two million dollars ($2,000,000), provided such a bank or trust company can be found and ready and willing to act. Upon the resignation or inability to serve of any bank or trust company the Corporation shall (i) use its best efforts to obtain a qualified successor, (ii) require the cash and securities of the Corporation held by such bank or trust company to be delivered directly to the successor, and (iii) in the event that no qualified successor can be found, submit to the holders of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote, before permitting delivery of such cash and securities to anyone other than a qualified successor, the question whether the Corporation shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold such cash and securities. Upon such resignation or inability to service, such bank or trust company may deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring bank or trust company, pending action by the Corporation as set forth in this Article. Nothing herein contained, however, shall prevent the termination of any agreement between the Corporation and any such bank or trust company by the Corporation at the discretion of the Board of Directors, and any such agreement shall be terminated upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.


ARTICLE VIII

GENERAL PROVISIONS


	Section 1.	Dividends upon the capital stock of the
Corporation, subject to the
provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent, pursuant to law.

	Section 2.	Before payment of any dividend, there may be set
aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

	Section 3.	All checks, drafts, and orders for the payment of
money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

	Section 4.	The fiscal year of the Corporation shall be twelve
calendar months ending on June 30, except as otherwise established by the Board of Directors.

	Section 5.	The corporate seal shall have inscribed thereon the
name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


ARTICLE IX

CODE OF ETHICS


	The Corporation and its Directors and its officers shall conduct the Corporation's business and themselves in conformity with the Corporation's Code of Ethics. The Code of Ethics adopted by the
Corporation pursuant to Section 17 of the Investment Company Act of 1940, as amended, and Rule 17-1(b)(1) thereunder, shall be made available to all employees and affiliates of the Corporation. The Code may only be changed by a majority vote of the Board of Directors.


ARTICLE X

AMENDMENTS


	Section 1.	The Board of Directors, by a vote of a majority of
all of its members, shall have the power, at any regular meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter, amend or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal any Bylaws made by the stockholders.

	Section 2.	The holders of two-thirds of the shares of stock of
the Corporation at the time outstanding and entitled to vote shall have the power, at any meeting of stockholders, duly called and at which a quorum is present, and, in the case of a special meeting of stockholders, if notice thereof is included in the notice of such special meeting, to alter, amend or repeal any Bylaws of the Corporation and to make new Bylaws.